Exhibit 99.1

Media Contacts:

Michael D. Porcelain, Senior Vice President and Chief Financial Officer
Jerome Kapelus, Senior Vice President, Strategy and Business Development
(631) 962-7000
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR FISCAL 2009 FOURTH QUARTER AND FULL YEAR

Melville, New York – September 23, 2009 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the fourth quarter and fiscal year ended July 31, 2009.

Fourth Quarter 2009
Net sales for the fourth quarter of fiscal 2009 were $122.0 million compared to $126.5 million for the fourth quarter of fiscal 2008. Net sales significantly benefited from incremental sales associated with our acquisition of Radyne which positively impacted both our telecommunications transmission and RF microwave amplifiers segments. As expected, this increase was offset by a shift of revenue in our mobile data communications segment from fiscal 2009 to fiscal 2010. This shift resulted from the receipt, as previously announced in January 2009, of the single largest order in our Company’s history that, based on the U.S. Army’s request, is expected to substantially ship in fiscal 2010.

GAAP net income was $6.2 million, or $0.21 per diluted share, for the fourth quarter of fiscal 2009 compared to $17.0 million, or $0.61 per diluted share, for the fourth quarter of fiscal 2008. Our GAAP diluted earnings per share of $0.21 includes a pre-tax charge of approximately $2.0 million related to previously announced cost reduction actions related to two small product lines that we initiated during the fourth quarter of fiscal 2009.  Non-GAAP net income for the fourth quarter of fiscal 2009, which includes the pre-tax charge of $2.0 million but excludes the amortization of stock-based compensation expense, was $7.9 million, or $0.26 per diluted share, as compared to Non-GAAP net income of $18.8 million, or $0.67 per diluted share, for the fourth quarter of fiscal 2008.

Fiscal 2009
Net sales for fiscal 2009 were $586.4 million compared to $531.6 million for fiscal 2008.  The year-over-year increase in net sales is primarily attributable to our acquisition of Radyne which significantly benefited both our telecommunications transmission and RF microwave amplifiers segments. As noted above, sales in our mobile data communications segment decreased due to a shift of revenue from fiscal 2009 to fiscal 2010.

 GAAP net income was $49.6 million, or $1.73 per diluted share, for fiscal 2009 compared to $76.4 million, or $2.76 per diluted share, for fiscal 2008. GAAP net income for fiscal 2009 includes pre-tax charges of $6.2 million related to the immediate amortization of acquired in-process research and development associated with the Radyne acquisition and $2.0 million related to the above mentioned cost reduction actions. Non-GAAP net income for fiscal 2009, which includes the pre-tax charge of $2.0 million but excludes the amortization of stock-based compensation expense and amortization of acquired in-process research and development, was $62.1 million, or $2.14 per diluted share, as compared to Non-GAAP net income of $83.4 million, or $2.98 per diluted share, for fiscal 2008.

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In commenting on the Company's performance, Fred Kornberg, President and Chief Executive Officer, stated, “We believe that the fourth quarter may represent a bottoming out and that cost reductions implemented in fiscal 2009 will continue to benefit us as we focus on important commercial and U.S. government opportunities that we see ahead.”

Mr. Kornberg added, “We entered fiscal 2010 with almost $550.0 million in backlog and with the confident expectation that fiscal 2010 will be a year of record revenues and strong EPS growth. Additionally, with over $485.5 million in cash, we have the clear capacity to execute when our ongoing efforts identify appropriate acquisitions that enhance our organic growth or further diversify our business. In short, we are quite pleased with our positioning both in terms of where we are and what lies ahead of us.”

Selected Fiscal 2009 Fourth Quarter Financial Metrics and Other Items

•
Backlog as of July 31, 2009 was $549.8 million compared to $201.1 million as of July 31, 2008. Bookings for the three months ended July 31, 2009 were $80.8 million, and for the twelve months ended July 31, 2009 were a record of $883.8 million compared to $141.7 million and $603.7 million for the fourth quarter and fiscal year ended July 31, 2008, respectively.

•
Earnings before interest, taxes, depreciation and amortization, including amortization of acquired in-process research and development (“EBITDA”), were $18.8 million and $114.3 million for the fourth quarter and fiscal year ended July 31, 2009, respectively, versus $30.6 million and $128.3 million for the fourth quarter and fiscal year ended July 31, 2008, respectively.

•
In the fourth quarter of fiscal 2009, operating income in our telecommunications transmission segment was reduced by approximately $2.0 million, including a charge to cost of sales of $1.2 million related to the write-down of inventory to net realizable value, associated with our decision to no longer offer video encoder and decoder products or market fiberglass antennas to commercial broadcast customers.

•
At July 31, 2009, the Company had $485.5 million of cash and cash equivalents. Net cash provided by operating activities was $88.5 million for the twelve months ended July 31, 2009 compared to $77.8 million for the twelve months ended July 31, 2008. Included in cash and cash equivalents are the net proceeds related to the issuance, on May 8, 2009, of $200.0 million of our 3.0% convertible senior notes.

•
As discussed further in our Form 10-K that was filed earlier today, although our 2.0% convertible senior notes are no longer outstanding, pursuant to our adoption, on August 1, 2009, of FSP Accounting Principles Board 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement),” we are required to adjust and retroactively present certain historical consolidated financial data and certain consolidated financial statements for fiscal 2005 through fiscal 2009. This historical information will be retroactively presented in a Form 8-K to be filed with the SEC during the first quarter of fiscal 2010.  Early adoption was prohibited.  The adoption of this new accounting principle has no affect on our 3.0% convertible senior notes because holders of the Company’s 3.0% convertible senior notes can only receive stock upon conversion.

Conference Call
The Company has scheduled an investor conference call for 8:30 AM (ET) on Thursday, September 24, 2009. Investors and the public are invited to access a live webcast of the conference call from the investor relations section of the Comtech web site at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (800) 862-9098 (domestic) or (785) 424-1051 (international) and using the conference I.D. of “Comtech.” A replay of the conference call will be available for seven days by dialing (402) 220-2553. In addition, an updated investor presentation, including earnings guidance, will be available on our web site shortly after the conference call.

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About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable, inefficient or too expensive. The Company conducts business through three complementary segments: telecommunications transmission, mobile data communications and RF microwave amplifiers. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a market leader in the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to our future performance and financial condition, plans and objectives of the Company’s management and the Company’s assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company’s control which may cause actual results, future performance and financial condition, and achievement of plans and objectives of the Company’s management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include the nature and timing of receipt of, and the Company’s performance on, new or existing orders that can cause significant fluctuations in net sales and operating results, the timing and funding of government contracts, adjustments to gross profits on long-term contracts, risks associated with international sales, rapid technological change, evolving industry standards, frequent new product announcements and enhancements, changing customer demands, changes in prevailing economic and political conditions, risks associated with the results of ongoing investigations into the Company’s compliance with export regulations, risks associated with the Radyne acquisition, risks associated with the Department of Defense subpoenas, risks associated with our other legal matters, risks associated with our recent MTS orders, risks associated with our MTS and BFT contracts, and other factors described in the Company’s filings with the Securities and Exchange Commission.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations

	(Unaudited)		(Audited)
	Three months ended July 31,		Twelve months ended July 31,
	2009	2008	2009	2008

Net sales	$122,026,000	126,474,000	586,372,000	531,627,000
Cost of sales	75,087,000	68,869,000	345,472,000	296,687,000
Gross profit	46,939,000	57,605,000	240,900,000	234,940,000

Expenses:
Selling, general and administrative	22,162,000	22,232,000	100,171,000	85,967,000
Research and development	11,953,000	10,039,000	50,010,000	40,472,000
Amortization of acquired in-process research and development	-	-	6,200,000	-
Amortization of intangibles	2,198,000	464,000	7,592,000	1,710,000
	36,313,000	32,735,000	163,973,000	128,149,000

Operating income	10,626,000	24,870,000	76,927,000	106,791,000

Other expenses (income):
Interest expense	1,749,000	668,000	3,167,000	2,683,000
Interest income and other	(431,000)	(2,443,000)	(2,738,000)	(14,065,000)

Income before provision for income taxes	9,308,000	26,645,000	76,498,000	118,173,000
Provision for income taxes	3,130,000	9,680,000	26,940,000	41,740,000

Net income	$6,178,000	16,965,000	49,558,000	76,433,000

Net income per share:
Basic	$0.22	0.70	1.88	3.17
Diluted	$0.21	0.61	1.73	2.76

Weighted average number of common shares outstanding – basic	28,160,000	24,306,000	26,321,000	24,138,000

Weighted average number of common and common equivalent shares outstanding – diluted	33,549,000	28,381,000	29,793,000	28,278,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	July 31, 2009	July 31, 2008
Assets	(Audited)	(Audited)
Current assets:
Cash and cash equivalents	$485,450,000	410,067,000
Accounts receivable, net	79,477,000	70,040,000
Inventories, net	95,597,000	85,966,000
Prepaid expenses and other current assets	13,398,000	5,891,000
Deferred tax asset	15,129,000	10,026,000
Total current assets	689,051,000	581,990,000

Property, plant and equipment, net	38,486,000	34,269,000
Goodwill	149,253,000	24,363,000
Intangibles with finite lives, net	55,272,000	7,505,000
Deferred financing costs, net	6,053,000	1,357,000
Other assets, net	556,000	3,636,000
Total assets	$938,671,000	653,120,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$19,233,000	31,423,000
Accrued expenses and other current liabilities	51,741,000	49,671,000
Customer advances and deposits	19,571,000	15,287,000
Current installments of other obligations	-	108,000
Interest payable	1,418,000	1,050,000
Income taxes payable	563,000	-
Total current liabilities	92,526,000	97,539,000

Convertible senior notes	200,000,000	105,000,000
Other liabilities	2,283,000	-
Income taxes payable	4,267,000	1,909,000
Deferred tax liability	10,466,000	5,870,000
Total liabilities	309,542,000	210,318,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	-	-
Common stock, par value $.10 per share; authorized 100,000,000 shares, issued 28,390,855 shares and 24,600,166 shares at July 31, 2009 and July 31, 2008, respectively	2,839,000	2,460,000
Additional paid-in capital	322,636,000	186,246,000
Retained earnings	303,839,000	254,281,000
	629,314,000	442,987,000
Less:
Treasury stock (210,937 shares)	(185,000)	(185,000)
Total stockholders’ equity	629,129,000	442,802,000
Total liabilities and stockholders’ equity	$938,671,000	653,120,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

	Three Months Ended July 31,		Twelve months Ended July 31,
	2009	2008	2009	2008
Reconciliation of Non-GAAP Net Income to GAAP Net Income(1):
Non-GAAP net income	$7,871,000	18,798,000	62,133,000	83,425,000
Amortization of acquired in-process research and development	-	-	(6,200,000)	-
Amortization of stock-based compensation	(2,527,000)	(2,790,000)	(9,576,000)	(10,640,000)
Tax effect of stock-based compensation expense	834,000	957,000	3,201,000	3,648,000
GAAP net income	$6,178,000	16,965,000	49,558,000	76,433,000

Reconciliation of Non-GAAP Diluted Earnings Per Share to GAAP Diluted Earnings Per Share(1):
Non-GAAP diluted earnings per share	$0.26	0.67	2.14	2.98
Amortization of acquired in-process research and development	-	-	(0.21)	-
Amortization of stock-based compensation	(0.07)	(0.09)	(0.31)	(0.34)
Tax effect of stock-based compensation expense	0.02	0.03	0.11	0.12
GAAP diluted earnings per share	$0.21	0.61	1.73	2.76

Reconciliation of GAAP Net Income to EBITDA(2):
GAAP net income	$6,178,000	16,965,000	49,558,000	76,433,000
Income taxes	3,130,000	9,680,000	26,940,000	41,740,000
Net interest expense (income) and other	1,318,000	(1,775,000)	429,000	(11,382,000)
Amortization of acquired in-process research and development	-	-	6,200,000	-
Amortization of stock-based compensation	2,527,000	2,790,000	9,576,000	10,640,000
Depreciation and other amortization	5,685,000	2,922,000	21,615,000	10,906,000
EBITDA	$18,838,000	30,582,000	114,318,000	128,337,000

(1)
Non-GAAP net income is used by management in assessing the Company’s operating results.  The Company believes that investors and analysts may use non-GAAP measures that exclude the amortization of acquired in-process research and development and stock-based compensation, along with other information contained in its SEC filings, in assessing the Company’s operating results.

(2)
Represents earnings before interest, income taxes, depreciation and amortization of intangibles, stock-based compensation and acquired in-process research and development. EBITDA is a non-GAAP operating metric used by management in assessing the Company’s operating results and ability to meet debt service requirements. The Company’s definition of EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies.  EBITDA is also a measure frequently requested by the Company’s investors and analysts. The Company believes that investors and analysts may use EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

ECMTL
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